As filed with the Securities and Exchange Commission on May 27, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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ROYCE GLOBAL VALUE TRUST, INC.
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Dear Stockholder, Royce Global Value Trust, Inc. (the “Fund”) is scheduled to hold a Special Meeting of Stockholders (the “Special Meeting”) on July 14, 2020. Ahead of the Special Meeting, you have an important decision to make regarding the future of your investment in the Fund. Royce Investment Partners (“Royce”)1 is the Fund’s investment manager, and your vote is necessary to ensure that Royce can continue to act in that capacity. Royce has a strong track record. Indeed, Royce has implemented the investment strategy enabling the Fund to consistently outperform its benchmark2. Due to the “change of control” that will result from the pending combination of Legg Mason Inc. (“Legg Mason”), Royce’s indirect parent company, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, the Fund’s current investment advisory agreement will terminate in accordance with its terms as required by applicable law. Accordingly, stockholders are being asked to vote to approve a new investment advisory agreement so that the Fund’s operations can continue uninterrupted after the Franklin Templeton-Legg Mason transaction is completed. The new investment advisory agreement will be substantially identical to the current agreement. Approving the new investment advisory agreement will ensure that the Fund can continue to operate as it always has. It is important that all stockholders participate, and our records show that you have not yet voted. To ensure that Royce continues operating the Fund and executing the strategy that is delivering outperformance for you year after year, vote “FOR” the proposal put forward by Royce Global Value Trust on the WHITE proxy card. May 26, 2020 Your Vote Is Important No Matter How Many or How Few Shares You Own Protect the Value of Your Investment — Vote the WHITE Proxy Card Today Support the Fund Manager that has a Strong Track Record of Outperformance Royce has developed a differentiated investment strategy to deliver superior returns as evidenced by its high Active Share of 97%3. Stockholder approval of the investment advisory agreement will enable Royce to continue to execute its strategy that has driven substantial outperformance, including… Consistently outperforming the Fund’s benchmark2 over key timeframes, including year-to-date, and over the past 1-, 3-, and 5-year periods ended 3/31/204 Outperforming the Fund’s benchmark2 in each of the two previous full market cycle periods and from the 1/17/20 index peak through 3/31/204 Outperforming the comparable open-end Morningstar category average (US Fund World Small/Mid Stock)5 over the past 1-, 3-, and 5-year periods through 3/31/204 Without Stockholder Approval, the Fund May be Forced to Seek Approval to Liquidate If the new investment advisory agreement is not approved, the Fund may be forced to seek approval to liquidate. A liquidation may have significant negative implications for long-term stockholders including… A meaningful loss of value for stockholders, particularly during this period of significant market volatility Negative tax consequences

In short, stockholder approval of the new investment advisory agreement is critical to ensuring that the Fund’s operations can continue uninterrupted after the Franklin Templeton-Legg Mason transaction is completed. The Royce Global Value Trust, Inc. Board of Directors unanimously recommends that stockholders vote on the WHITE proxy card “FOR” the approval of the new investment advisory agreement with Royce. Thank you for your continued support. Sincerely, The Royce Global Value Trust, Inc. Board of Directors You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Your Vote is Important, No Matter How Many or How Few Shares You Own Stockholders Call Toll Free: (877) 825-8906 Banks and Brokers Call: (212) 750-5833 Innisfree M&A Incorporated REMEMBER We urge you not to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card. 1 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners. 2 Fund benchmark is the MSCI ACWI Small Cap Index, an unmanaged, capitalization-weighted index of global small-cap stocks. Index returns include net reinvested dividends and/or interest income. 3 Active Share: The sum of the absolute values of the different weightings of each holding in the Portfolio versus each holding in the benchmark, divided by two. Active Share is a measure of how much an actively managed portfolio diverges from its benchmark. A higher Active Share number is generally interpreted as indicating the portfolio is more active and less like a passive index. 4 Returns calculated on a net asset value (“NAV”) basis. 5 For the Morningstar World Small/Mid Stock Category: © 2020 Morningstar. All Rights Reserved. The information regarding the category in this piece: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. World small/mid stock portfolios invest in a variety of international stocks that are smaller. World-stock portfolios have few geographical limitations. It is common for these portfolios to invest the majority of their assets in developed markets, with the remainder divided among the globe’s smaller markets. These portfolios typically have 20%-60% of assets in U.S. stocks. This letter is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of the Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the U.S. Securities and Exchange Commission, including the Fund’s Annual Report to Stockholders on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forwardlooking statements. The Fund undertakes no responsibility to update publicly or revise any forward-looking statement. Forward-looking Statement